As filed with the Securities and Exchange Commission on May 10, 2011
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROFIN-SINAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	38-3306461
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

40984 Concept Drive, Plymouth, MI	48170
(Address of principal executive offices)	(Zip Code)

ROFIN-SINAR TECHNOLOGIES INC. 2007 INCENTIVE STOCK PLAN
(Full title of plan)

(Name, address and telephone number of agent for service)	(Copy to:)
Cindy Denis	Christopher C. Paci, Esq.
Rofin-Sinar Technologies Inc.	DLA Piper LLP (US)
40984 Concept Drive	1251 Avenue of the Americas
Plymouth, MI 48170	New York, New York 10020-1104
(734) 455-5400	Telephone: (215) 335-4970

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  (Check one:)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value, subject to outstanding awards	34,500	$35.19	$1,214,055	$141
future awards	1,465,500	$37.50	$54,956,250	$6,381
TOTAL	1,500,000	n/a	$56,170,305	$6,522

(1)           An aggregate of 3,100,000 shares of Common Stock may be offered or issued pursuant to the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan, 1,600,000 of which were previously registered on Form S-8 (File No. 333-157973) and 1,500,000 of which are being registered hereby.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h).  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are determined as follows: (a) in the case of shares of Common Stock that may be issued with respect to outstanding awards, the fee is calculated on the basis of the weighted average price at which outstanding awards were granted (i.e., $35.19 per share); and (b) in the case of shares of Common Stock that may be issued subject to the grant of future awards, the fee is calculated on the basis of the high and low prices of Rofin-Sinar Technologies Inc. Common Stock reported on the NASDAQ Global Select Market on May 6, 2011 (i.e., $37.50 per share).  Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Rofin-Sinar Technologies Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) (File No. 333-157973) on March 16, 2009, with respect to securities offered pursuant to the Company’s 2007 Incentive Stock Plan, are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1
Certificate of Incorporation of the Company and Form of Certificate of Amendment thereto (incorporated by reference to the exhibits filed with the Company’s Registration Statement on Form S-1, File No. 333-09539, which was declared effective on September 25, 1996)

4.2	By-Laws, as amended, of the Company (incorporated by reference to the exhibit filed with the Company’s Quarterly Report for the period ended March 31, 1998)
4.3
2007 Incentive Stock Plan, as amended by amendments dated January 12, 2011 and February 24, 2011 (incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2011)

5.1	Opinion of DLA Piper LLP (US) counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on May 10, 2011.

ROFIN-SINAR TECHNOLOGIES INC.

By:	/s/ Günther Braun
Günther Braun
President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Günther Braun Günther Braun	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 10, 2011

/s/ Ingrid Mittelstaedt Ingrid Mittelstaedt	Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2011

/s/ Peter Wirth Peter Wirth	Non-Executive Chairman of the Board	May 10, 2011

/s/ Ralph E. Reins Ralph E. Reins	Director	May 10, 2011

/s/ Gary K. Willis Gary K. Willis	Director	May 10, 2011

/s/ Carl F. Baasel Carl F. Baasel	Director	May 10, 2011

/s/ Daniel J. Smoke Daniel J. Smoke	Director	May 10, 2011

/s/ Stephen D. Fantone Stephen D. Fantone	Director	May 10, 2011

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1
Certificate of Incorporation of the Company and Form of Certificate of Amendment thereto (incorporated by reference to the exhibits filed with the Company’s Registration Statement on Form S-1, File No. 333-09539, which was declared effective on September 25, 1996)

4.2	By-Laws, as amended, of the Company (incorporated by reference to the exhibit filed with the Company’s Quarterly Report for the period ended March 31, 1998)
4.3
2007 Incentive Stock Plan, as amended by amendments dated January 12, 2011 and February 24, 2011 (incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2011)

5.1	Opinion of DLA Piper LLP (US) counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney (filed herewith)